Exhibit 99.3

To Our Valued Customers & Partners

Today we announced that we have entered into a definitive agreement with affiliates of One Equity Partners, the private investment arm of JP Morgan Chase & Co., pursuant to which One Equity Partners will acquire M*Modal. M*Modal will become a privately-held company once the transaction closes, which is expected to occur in the third quarter of 2012.

With the recent introduction of the Company’s new Fluency Direct™ and Fluency Catalyst™ product lines, we are experiencing a marketplace that is clearly searching for solutions to unlock value held within the “unstructured” clinical narrative. One Equity Partners matches our passion and drive, and we believe will be the right financial partner to accelerate our strategic goals and further enhance our leadership position as the entire industry focuses on improving the cost and quality of care.

One Equity Partners was attracted to M*Modal due to our position as a leading provider of clinical transcription services, clinical documentation workflow solutions, advanced cloud-based Speech UnderstandingTM technology and unstructured healthcare data analytics. We have a global customer base that includes over 3,000 healthcare provider organizations and a highly skilled global workforce of over 12,000 employees. Together, our plan is to extend M*Modal’s healthcare solutions to enhance clinical, financial and quality-related decision-making.

We look forward to the opportunity to raise the bar with innovative solutions for the healthcare marketplace.

We understand that clinical information must become more useable and shareable to fully inform medical actions by presenting information to physicians and other stakeholders in the right context and at the right time. Our solutions will help you capture and uncover the true meaning embedded in your unstructured data, make it immediately useable, actionable and shareable with providers across the organization.

We thank you for your confidence in us as a partner, and we look forward to working with you to address your challenges of providing the highest quality of care in an exceedingly cost efficient manner. We look forward to continuing our relationship and working together.

Sincerely,

Roger L. Davenport

Chairman and Chief Executive Officer

Important Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of M*Modal or any other securities. On the commencement date of the tender offer, affiliates of One Equity Partners will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the Securities and Exchange Commission (SEC). At or around the same time, the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The offer to purchase shares of M*Modal common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. Investors and security holders are urged to read both the tender offer statement (including an offer to purchase, a related letter of transmittal and the other offer documents)

and the solicitation/recommendation statement regarding the tender offer, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before making any decision with respect to the tender offer. The tender offer statement will be filed with the SEC by affiliates of One Equity Partners, and the solicitation/recommendation statement will be filed with the SEC by M*Modal. Investors and security holders may obtain a free copy of these statements (when available), the merger agreement and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer. In addition, the tender offer statement and related documentation will be made available by an affiliate of One Equity Partners (when available) and the solicitation/recommendation statement and related documents (when available) may be obtained by directing such requests to M*Modal at Investor Relations, 9009 Carothers Parkway, Suite C-2, Franklin, Tennessee, or ir@mmodal.com.

Forward-Looking Statements

Information provided and statements contained in this communication that are not purely historical, such as statements regarding expectations about the tender offer or future business plans, prospective performance and opportunities, the expected timing of the completion of the transaction and the ability to complete the transaction considering the various closing conditions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this communication, and the Company assumes no obligation to update the information included in this communication. Statements made in this communication that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the possibility that the transaction does not close, the risk that business disruption relating to the transaction may be greater than anticipated, the failure to obtain any required financing on favorable terms and other specific risk factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the SEC). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this communication.